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                                 EXHIBIT 23.1

                       Consent of Ernst & Young LLP

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                                                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Michaels Stores, Inc. for the registration of 901,066 shares of its common stock and to the incorporation by reference therein of our reports dated February 28, 1994, with respect to the consolidated financial statements and schedules of Michaels Stores, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 30, 1994 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP

Dallas, Texas
September 16, 1994